Exhibit 99.1

McKESSON REPORTS FISCAL 2021 FIRST-QUARTER RESULTS

First-Quarter Highlights, Year-over-Year:
•Total revenues of $55.7 billion, flat year-over-year.
•Earnings per diluted share increased 20% to $2.72.
•Adjusted Earnings per diluted share decreased 16% to $2.77.
•Board of Directors increased the quarterly dividend to 42 cents per share.

Fiscal 2021 Guidance:
•Increased fiscal 2021 Adjusted Earnings per diluted share guidance range to $14.70 to $15.50, from the previous range of $13.95 to $14.75.
•McKesson continues to expect Adjusted Earnings per diluted share growth in the second half of fiscal 2021.

IRVING, Texas, August 3, 2020 - McKesson Corporation (NYSE:MCK) today reported results for the first quarter ended June 30, 2020.

Fiscal 2021 First-Quarter Result Summary

	First-Quarter
($ in millions, except per share amounts)	FY21	FY20	Change
Revenues	$55,679	$55,728	—%
Income from Continuing Operations[1]	445	429	4
Adjusted Earnings[1,2]	453	625	(28)
Earnings per Diluted Share[1]	2.72	2.27	20
Adjusted Earnings per Diluted Share[1,2]	2.77	3.31	(16)
[1]Reflects continuing operations attributable to McKesson, net of tax
[2]Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

“I am proud of the dedication and discipline of McKesson’s employees as we navigate the complexities and uncertainties of the COVID-19 pandemic while continuing to serve our customers and our communities” said Brian Tyler, chief executive officer. “Thanks to the strong execution of our employees around the world, McKesson delivered first-quarter results ahead of our original expectations, as volumes across the business improved earlier than anticipated. Based on our first-quarter performance and current outlook for the remainder of the year, we are raising our previous guidance range for fiscal 2021 and now expect Adjusted Earnings per diluted share of $14.70 to $15.50”.

First-quarter revenues were $55.7 billion, flat year-over-year, as market growth and higher volumes from retail national account customers within the U.S Pharmaceutical and Specialty Solutions segment were largely offset by the impact of lower prescription volumes and primary care patient visits across the enterprise.

First-quarter Earnings per diluted share of $2.72 included an after-tax net gain of $97 million for insurance proceeds received in connection with the settlement of the shareholder derivative action related to McKesson’s controlled substances monitoring program.

First-quarter Adjusted Earnings per diluted share was $2.77 compared to $3.31 a year ago, a decrease of 16%, driven by the impact of lower prescription volumes and primary care patient visits and the lapping of the prior year contribution from the company’s now separated investment in Change Healthcare LLC (“Change Healthcare”), partially offset by a lower share count.

For the first quarter, McKesson used cash from operations of $1.1 billion, returned $74 million to shareholders via dividend payments, and invested $117 million internally, resulting in negative Free Cash Flow of $1.2 billion.

U.S. Pharmaceutical and Specialty Solutions Segment
•First-quarter revenues were $45.1 billion, up 2%, driven by market growth and higher volumes from retail national account customers, partially offset by branded to generic conversions and lower prescription volumes in the quarter.
•First-quarter Segment Operating Profit was $608 million and operating margin was 1.35%. Adjusted Segment Operating Profit was $589 million, down 2% from a year ago, driven by lower prescription volumes, partially offset by growth in the specialty provider business. Adjusted operating margin was 1.31%, down 5 basis points.

European Pharmaceutical Solutions Segment
•First-quarter revenues were $6.2 billion, down 7% on a reported basis and down 4% on an FX-Adjusted basis, primarily driven by lower volumes in the pharmaceutical distribution business.
•First-quarter Segment Operating Loss was ($10) million and operating margin was (0.16%), and included restructuring charges related to our business in the U.K. Adjusted Segment Operating Profit was $35 million, flat on a reported basis. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $36 million, up 3%, driven by lower operating expenses, partially offset by lower volumes in the pharmaceutical distribution and retail pharmacy businesses. On both a reported and FX-Adjusted basis, adjusted operating margin was 0.56%, up 4 basis points.

Medical-Surgical Solutions Segment
•First-quarter revenues were $1.8 billion, down 5%, driven by declines in primary care patient visits, partially offset by higher volumes of personal protective equipment.
•First-quarter Segment Operating Profit was $89 million and operating margin was 4.94%. Adjusted Segment Operating Profit was $124 million, down 22%, driven by declines in primary care patient visits. Adjusted operating margin was 6.89%, down from 8.36% in the prior year.

Other remaining businesses
•First-quarter revenues were $2.6 billion, down 13% on a reported basis and down 10% on an FX-Adjusted basis, driven by lower pharmaceutical volumes in the Canadian business.
•First-quarter Segment Operating Profit was $98 million, down 30%. Adjusted Segment Operating Profit was $137 million, down 50% on both a reported and FX-Adjusted basis, driven by the lapping of the prior year contribution of $108 million from the company’s investment in Change Healthcare and the negative impact of lower prescription volume trends within the Canadian and MRxTS businesses.

Company Updates
•On July 29, 2020, McKesson’s Board of Directors declared an increase in the regular quarterly dividend to 42 cents per share of common stock, demonstrating McKesson’s commitment to returning cash to shareholders and confidence in its outlook.
•On July 1, 2020, McKesson announced the realignment of its reportable segments commencing in the second quarter of fiscal 2021.
•McKesson appointed Tom Rodgers as Executive Vice President and Chief Strategy and Business Development Officer effective June 5, 2020.
•For the fifth year in a row, McKesson was named a ‘Best Place to Work’ for Disability Inclusion. McKesson earned a top-ranking score of 100 on the 2020 Disability Equality Index® (DEI), a joint initiative of the American Association of People with Disabilities (AAPD) and Disability:IN.

Fiscal 2021 Outlook
McKesson raised fiscal 2021 Adjusted Earnings per diluted share guidance to $14.70 to $15.50 from the previous range of $13.95 to $14.75 to reflect earlier improvement in volumes relative to original expectations. McKesson continues to expect Adjusted Earnings per diluted share growth in the second half of fiscal 2021.

Conference Call Details
The company has scheduled a conference call for today, Monday, August 3rd at 8:00 AM ET to discuss the company’s financial results. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conferences:
•Baird Global Healthcare Conference, September 9, 2020
•Morgan Stanley 18th Annual Global Healthcare Conference, September 15, 2020
Webcasts will be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com. A complete listing of upcoming events for the investment community, including details and updates, will be available on the company’s Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Equity Income from Change Healthcare, Adjusted Income from Continuing Operations Before Income Taxes, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The Company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking Non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly update forward-looking statements. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans, assumptions or intentions may also include forward-looking statements. We encourage investors to read the important risk factors described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance; we might record significant charges from impairment to goodwill, intangibles and other assets or investments; we may be unsuccessful in retail pharmacy profitability; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by changes or disruptions in product supply and we have experienced and may experience difficulties in sourcing products due to the effects of the COVID-19 pandemic on supply chains; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by an economic slowdown (including the effects we have experienced from the COVID-19 pandemic) or recession and by disruption in capital and credit markets that might impede our access credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the effects we have experienced from the COVID-19 pandemic), natural disasters, political events and other catastrophic events.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information solutions. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful - all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

###

Contacts:
Holly Weiss, 972-969-9174 (Investors)
Holly.Weiss@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2020	2019	Change
Revenues	$55,679	$55,728	—%
Cost of sales	(52,979)	(52,941)	—
Gross profit	2,700	2,787	(3)
Operating expenses	(1,966)	(2,130)	(8)
Restructuring, impairment and related charges	(56)	(23)	143
Total operating expenses	(2,022)	(2,153)	(6)
Operating income	678	634	7
Other income, net	27	37	(27)
Equity earnings and charges from investment in Change Healthcare Joint Venture	—	4	(100)
Interest expense	(60)	(56)	7
Income from continuing operations before income taxes	645	619	4
Income tax expense	(150)	(136)	10
Income from continuing operations	495	483	2
Loss from discontinued operations, net of tax	(1)	(6)	(83)
Net income	494	477	4
Net income attributable to noncontrolling interests	(50)	(54)	(7)
Net income attributable to McKesson Corporation	$444	$423	5%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted
Continuing operations	$2.72	$2.27	20%
Discontinued operations	—	(0.03)	(100)
Total	$2.72	$2.24	21%

Basic
Continuing operations	$2.74	$2.28	20%
Discontinued operations	—	(0.03)	(100)
Total	$2.74	$2.25	22%

Dividends declared per common share	$0.41	$0.39

Weighted-average common shares outstanding
Diluted	163	189	(14)%
Basic	162	188	(14)
(a)Certain computations may reflect rounding adjustments.

Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2021 and 2020 as well as our
Annual Report on Form 10-K for fiscal 2020.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30, 2020									Change vs. Prior Quarter
	As reported (GAAP)	Amortization of acquisition- related intangibles	Transaction- related expenses and adjustments	LIFO inventory- related adjustments	Gains from antitrust legal settlements	Restructuring, impairment and related charges, net	Other adjustments, net	As adjusted (Non-GAAP)		As reported (GAAP)	As adjusted (Non-GAAP)
Gross profit	$2,700	$—	$—	$(52)	$—	$1	$—	$2,649		(3)%	(4)%
Total operating expenses (1) (2)	$(2,022)	$106	$16	$—	$—	$56	$(125)	$(1,969)		(6)%	(2)%
Other income, net	$27	$—	$—	$—	$—	$—	$—	$27		(27)%	(51)%
Equity earnings and charges from investment in Change Healthcare Joint Venture	$—	$—	$—	$—	$—	$—	$—	$—		(100)%	(100)%
Income from continuing operations before income taxes	$645	$106	$16	$(52)	$—	$57	$(125)	$647		4%	(26)%
Income tax expense	$(150)	$(23)	$(4)	$14	$—	$(12)	$31	$(144)		10%	(27)%
Income from continuing operations, net of tax, attributable to McKesson Corporation (a)	$445	$83	$12	$(38)	$—	$45	$(94)	$453		4%	(28)%
Earnings per diluted common share from continuing operations, net of tax, attributable to McKesson Corporation (b)	$2.72	$0.51	$0.08	$(0.24)	$—	$0.27	$(0.57)	$2.77	(c)	20%	(16)%
Diluted weighted average common shares	163	163	163	163	163	163	163	163		(14)%	(14)%

	Three Months Ended June 30, 2019
	As reported (GAAP)	Amortization of acquisition- related intangibles	Transaction- related expenses and adjustments	LIFO inventory- related adjustments	Gains from antitrust legal settlements	Restructuring, impairment and related charges, net	Other adjustments, net	As adjusted (Non-GAAP)
Gross profit	$2,787	$—	$—	$(15)	$—	$(3)	$—	$2,769
Total operating expenses	$(2,153)	$112	$17	$—	$—	$23	$2	$(1,999)
Other income, net (3)	$37	$—	$—	$—	$—	$—	$18	$55
Equity earnings and charges from investment in Change Healthcare Joint Venture (4)	$4	$77	$27	$—	$—	$—	$—	$108
Income from continuing operations before income taxes	$619	$189	$44	$(15)	$—	$20	$20	$877
Income tax expense	$(136)	$(45)	$(11)	$4	$—	$(5)	$(5)	$(198)
Income from continuing operations, net of tax, attributable to McKesson Corporation (a)	$429	$144	$33	$(11)	$—	$15	$15	$625
Earnings per diluted common share from continuing operations, net of tax, attributable to McKesson Corporation (b)	$2.27	$0.76	$0.18	$(0.06)	$—	$0.08	$0.08	$3.31
Diluted weighted average common shares	189	189	189	189	189	189	189	189
(a)Calculated as "Net income attributable to McKesson Corporation" less "Loss from discontinued operations, net of tax" as presented in the Condensed Consolidated Statements of Operations - GAAP.
(b)Certain computations may reflect rounding adjustments.
(c)Adjusted Earnings per Diluted Share on an FX-Adjusted basis for the three months ended June 30, 2020 was $2.78, which excludes the foreign currency exchange effect of $0.01.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Equity Income from Change Healthcare (Non-GAAP), Adjusted Income from Continuing Operations Before Income Taxes (Non-GAAP), Adjusted Income Tax Expense (Non-GAAP), Adjusted Earnings (Non-GAAP), Adjusted Earnings per Diluted Share (Non-GAAP), and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2020			2019			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$45,062	$—	$45,062	$44,165	$—	$44,165	$—	$45,062	$—	$45,062	2%		2%	2%		2%
European Pharmaceutical Solutions	6,246	—	6,246	6,710	—	6,710	184	6,430	184	6,430	(7)		(7)	(4)		(4)
Medical-Surgical Solutions	1,801	—	1,801	1,903	—	1,903	—	1,801	—	1,801	(5)		(5)	(5)		(5)
Other (a)	2,570	—	2,570	2,950	—	2,950	80	2,650	80	2,650	(13)		(13)	(10)		(10)
Revenues	$55,679	$—	$55,679	$55,728	$—	$55,728	$264	$55,943	$264	$55,943	—%		—%	—%		—%

OPERATING PROFIT (LOSS) (2)
U.S. Pharmaceutical and Specialty Solutions	$608	$(19)	$589	$579	$21	$600	$—	$608	$—	$589	5%		(2)%	5%		(2)%
European Pharmaceutical Solutions	(10)	45	35	5	30	35	(1)	(11)	1	36	(300)		-	(320)		3
Medical-Surgical Solutions	89	35	124	125	34	159	—	89	—	124	(29)		(22)	(29)		(22)
Other (a) (4)	98	39	137	141	135	276	2	100	—	137	(30)		(50)	(29)		(50)
Subtotal	785	100	885	850	220	1,070	1	786	1	886	(8)		(17)	(8)		(17)
Corporate expenses, net (1) (3)	(80)	(98)	(178)	(175)	38	(137)	(1)	(81)	—	(178)	(54)		30	(54)		30
Income from continuing operations before interest expense and income taxes	$705	$2	$707	$675	$258	$933	$—	$705	$1	$708	4%		(24)%	4%		(24)%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.35%		1.31%	1.31%		1.36%		1.35%		1.31%	4	bp	(5) bp	4	bp	(5) bp
European Pharmaceutical Solutions	(0.16)		0.56	0.07		0.52		(0.17)		0.56	(23)		4	(24)		4
Medical-Surgical Solutions	4.94		6.89	6.57		8.36		4.94		6.89	(163)		(147)	(163)		(147)
(a)Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Operating profit (loss) for Other for the three months ended June 30, 2019 also includes equity earnings and charges from investment in Change Healthcare Joint Venture. We completed the separation from our investment in Change Healthcare Joint Venture during the fourth quarter of fiscal 2020.

Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	June 30, 2020	March 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$2,613	$4,015
Receivables, net	17,768	19,950
Inventories, net	16,607	16,734
Assets held for sale	844	906
Prepaid expenses and other	850	617
Total current assets	38,682	42,222
Property, plant and equipment, net	2,392	2,365
Operating lease right-of-use assets	1,857	1,886
Goodwill	9,419	9,360
Intangible assets, net	3,090	3,156
Other non-current assets	2,226	2,258
Total assets	$57,666	$61,247

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Drafts and accounts payable	$33,209	$37,195
Current portion of long-term debt	1,053	1,052
Current portion of operating lease liabilities	358	354
Liabilities held for sale	509	683
Other accrued liabilities	3,471	3,340
Total current liabilities	38,600	42,624
Long-term debt	6,395	6,335
Long-term deferred tax liabilities	2,274	2,255
Long-term operating lease liabilities	1,627	1,660
Other non-current liabilities	1,703	1,662
Redeemable noncontrolling interests	1,414	1,402
McKesson Corporation stockholders’ equity
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized at June 30, 2020 and March 31, 2020, and 272 shares issued at June 30, 2020 and March 31, 2020	2	2
Additional paid-in capital	6,711	6,663
Retained earnings	13,384	13,022
Accumulated other comprehensive loss	(1,735)	(1,703)
Treasury shares, at cost, and 110 shares at June 30, 2020 and March 31, 2020	(12,916)	(12,892)
Total McKesson Corporation stockholders’ equity	5,446	5,092
Noncontrolling interests	207	217
Total equity	5,653	5,309
Total liabilities, redeemable noncontrolling interests and equity	$57,666	$61,247

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES
Net income	$494	$477
Adjustments to reconcile to net cash used in operating activities:
Depreciation	75	82
Amortization	142	147
Goodwill and other asset impairment charges	5	5
Equity earnings and charges from investment in Change Healthcare Joint Venture	—	(4)
Deferred taxes	28	16
Credits associated with last-in, first-out inventory method	(52)	(15)
Non-cash operating lease expense	83	98
Loss from sales of businesses and investments	2	—
Other non-cash items	9	23
Changes in assets and liabilities, net of acquisitions:
Receivables	2,291	(1,061)
Inventories	238	145
Drafts and accounts payable	(4,214)	127
Operating lease liabilities	(89)	(99)
Taxes	76	82
Other	(150)	(74)
Net cash used in operating activities	(1,062)	(51)

INVESTING ACTIVITIES
Payments for property, plant and equipment	(72)	(87)
Capitalized software expenditures	(45)	(24)
Acquisitions, net of cash, cash equivalents and restricted cash acquired	(4)	(46)
Proceeds from sales of businesses and investments, net	7	1
Other	(16)	27
Net cash used in investing activities	(130)	(129)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	5,303	2,610
Repayments of short-term borrowings	(5,303)	(2,610)
Repayments of long-term debt	(2)	(2)
Common stock transactions:
Issuances	21	22
Share repurchases, including shares surrendered for tax withholding	(24)	(701)
Dividends paid	(74)	(75)
Other	140	(116)
Net cash provided by (used in) financing activities	61	(872)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(28)	18
Net decrease in cash, cash equivalents and restricted cash	(1,159)	(1,034)
Cash, cash equivalents and restricted cash at beginning of period	4,023	2,981
Cash, cash equivalents and restricted cash at end of period	2,864	1,947
Less: Restricted cash at end of period included in Prepaid expenses and other	(251)	—
Cash and cash equivalents at end of period	$2,613	$1,947

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2020	2019	Change
GAAP CASH FLOW CATEGORIES
Net cash used in operating activities	$(1,062)	$(51)	NM
Net cash used in investing activities	(130)	(129)	1%
Net cash provided by (used in) financing activities	61	(872)	107
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(28)	18	(256)
Net decrease in cash, cash equivalents and restricted cash	$(1,159)	$(1,034)	12

FREE CASH FLOW (NON-GAAP)
Net cash used in operating activities	$(1,062)	$(51)	NM
Payments for property, plant and equipment	(72)	(87)	(17)%
Capitalized software expenditures	(45)	(24)	88
Free Cash Flow (Non-GAAP)	$(1,179)	$(162)	628

NM Computation not meaningful
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

1 of 1
McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Total operating expenses for the three months ended June 30, 2020 includes a pre-tax net gain of $131 million ($97 million after-tax) related to insurance proceeds received, net of attorneys' fees and expenses awarded to plaintiffs' counsel, in connection with the $175 million settlement of the shareholder derivative action related to our controlled substances monitoring program, within Corporate Expenses, Net. This gain is included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Total operating expenses for the three months ended June 30, 2020 includes pre-tax restructuring, impairment and related charges of $56 million ($44 million after-tax), primarily for Corporate Expenses, Net as well as our Europe and Canada businesses. The three months ended March 31, 2019 includes pre-tax restructuring, impairment and related charges of $23 million ($17 million after-tax), primarily for our Canada and the United Kingdom retail businesses as well as Corporate Expenses, Net. These charges are included in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Other income, net for the three months ended June 30, 2019 primarily includes pre-tax charges of $17 million ($12 million after-tax) representing settlement charges related to our frozen U.S. defined benefit pension plan, within Corporate Expenses, Net. This charge is included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Equity earnings and charges from investment in Change Healthcare Joint Venture includes our proportionate share of loss from investment in Change Healthcare Joint Venture within Other. Such amount includes the amortization of equity investment intangibles and other acquired intangibles of $77 million for the three months ended June 30, 2019. This charge is included under "Amortization of Acquisition-Related Intangibles" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment and related charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income, net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Equity Income from Change Healthcare (Non-GAAP): We define Adjusted Equity Income from Change Healthcare as GAAP equity earnings and charges from investment in Change Healthcare Joint Venture, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments. We completed the separation from our investment in Change Healthcare Joint Venture during the fourth quarter of fiscal 2020.

•Adjusted Income from Continuing Operations Before Income Taxes (Non-GAAP): We define Adjusted Income from Continuing Operations Before Income Taxes as GAAP income from continuing operations before income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax expense, excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding. Adjusted Earnings per Diluted Share was not previously adjusted for the effect of potentially dilutive securities issued by the Change Healthcare Joint Venture.

•Adjusted Segment Operating Profit (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment and related charges, and other adjustments.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, and gains or losses on business combinations and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: adjustments to claim and litigation reserves for estimated probable losses and settlements; other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

Additionally, the Company's investment in Change Healthcare Joint Venture's financial results are adjusted for the above noted items, except for the effect of potentially dilutive securities issued by the joint venture on our adjusted results per diluted share.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.